ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2014 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
July 29, 2014	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION
REPORTS SECOND QUARTER 2014 RESULTS
Same Community NOI Growth of 4.5%
Same Community Average Occupancy of 96.4%
Revises Full Year Guidance

Cleveland, Ohio - July 29, 2014 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the second quarter ended June 30, 2014.
“We continue to execute on our strategic plan of improving margins, repositioning our portfolio and strengthening our balance sheet. We expect strong apartment fundamentals and improving economic conditions to contribute to solid results in the second half of the year,” said Jeffrey I. Friedman, CEO and President.
Funds from Operations (FFO) for the second quarter of 2014 were $0.31 per common share (diluted), compared to $0.31 per common share (diluted) for the second quarter of 2013. Net income applicable to common shares was $62.1 million, or $1.07 per common share (diluted), for the quarter ended June 30, 2014. This compared to net income applicable to common shares of $1.6 million, or $0.03 per common share (diluted), for the second quarter of 2013. The quarter-over-quarter increase in net income primarily relates to $59.9 million in gains, or $1.03 per common share (diluted), associated with the sale of three properties in the second quarter of 2014.
Same Community Portfolio Results
Net operating income (NOI) for the second quarter of 2014 for the Company’s same community portfolio increased 4.5% compared to the second quarter of 2013. Revenue increased 2.7%, while property operating expenses were flat. Average occupancy for the second quarter of 2014 was 96.4% compared to 95.6% for the second quarter of 2013.
First Half Performance
FFO for the six months ended June 30, 2014 was $0.60 per common share (diluted), compared to $0.62 per common share (diluted) for the six months ended June 30, 2013.
For the six months ended June 30, 2014, net income applicable to common shares was $104.3 million, or $1.80 per common share (diluted), compared to net income applicable to common shares of $12.0 million, or $0.24 per common share (diluted), for the period ended June 30, 2013. Net income in the first half of 2014 was driven by gains of $100.9 million, or $1.74 per common share (diluted), from sales of four properties.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2014 EARNINGS RELEASE

A reconciliation of net income attributable to the Company to FFO is included in the table at the end of this press release and in the Second Quarter 2014 Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K, and is available on the Investors section of the Company's website at AssociatedEstates.com. The Second Quarter 2014 Supplemental Financial Information provides additional financial information, including performance by region for the Company's portfolio.
Transactional Activity
On June 10, 2014, the Company closed on the acquisition of Alpha Mill Phase I and II, a combined 267-unit property in the uptown submarket of Charlotte, NC.
Additionally, during the second quarter, the Company closed on the sale of the following three properties:

•	Vista Germantown in Nashville, TN on April 2, 2014;

•	Reflections in Columbia, MD on April 28, 2014; and

•	Annen Woods in Pikesville, MD on June 16, 2014.
These dispositions represented 557 units and total proceeds of approximately $112 million. The blended, unlevered IRR on these sales is 17.8%, and the blended market cap is 5.1%, which is calculated on trailing twelve months NOI after a 3% management fee and marking real estate taxes to market.
Capital Markets Activity
As previously announced, on April 25, 2014, the Company’s 50/50 joint venture with AIG Global Real Estate entered into a construction loan agreement for 350 Eighth, the 410-unit apartment community under construction in the SoMa neighborhood of San Francisco. The $143.6 million loan has a five-year term, and based on the Company’s current credit ratings, has a rate of LIBOR plus 160 basis points. PNC Capital Markets LLC is the Lead Arranger and Sole Bookrunner of the facility, and PNC Bank, N.A., RBS Citizens, N.A. and Bank of America, N.A. are lenders in the facility.
On July 25, 2014, the Company amended its $150 million term loan. Among other modifications, the amendment extends the maturity date from January 3, 2018 to January 3, 2020, and reduces the interest rate spread across the pricing grid, with a current rate of LIBOR plus 140 basis points. PNC Bank, N.A. and Wells Fargo, N.A. are Co-Lead Arrangers of the term loan.
2014 Outlook
The Company has revised its full-year FFO and same community operating performance guidance ranges as follows:

	Previous	Revised

FFO per share	$1.27 to $1.31	$1.26 to $1.30
Same community revenue growth	2.75 to 3.75%	2.25% to 3.00%
Same community expense growth	1.75% to 2.75%	0.75% to 1.50%
Same community property NOI growth	3.40% to 4.40%	3.20% to 3.90%

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2014 EARNINGS RELEASE

Additional detailed assumptions relating to the Company's guidance can be found on page 21 of the Second Quarter 2014 Supplemental Financial Information on the Investors section of the Company's website at AssociatedEstates.com.
Conference Call
A conference call to discuss the Company’s second quarter results will be held on July 30, 2014, at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 54155549. An operator will ask you for the conference ID. The call will be archived through August 13, 2014. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Investors section of the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Second Quarter 2014 Earnings Conference Call" link. The webcast will be archived for 90 days.
Company Profile
Associated Estates is a real estate investment trust and is a member of the S&P 600, Russell 2000 and the MSCI US REIT Indices.  The Company is headquartered in Richmond Heights, Ohio.  Associated Estates' owned portfolio consists of 50 apartment communities containing 13,034 units located in eight states.  For more information about the Company, please visit its website at AssociatedEstates.com.
FFO is a non-Generally Accepted Accounting Principle measure. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company’s real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO is included in the table at the end of this press release and in the Second Quarter 2014 Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2014 EARNINGS RELEASE

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission, and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; the results of litigation involving the Company; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. Readers should carefully review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2014 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013

Total revenue		$47,902	$43,484	$97,617	$86,339

Net income attributable to AERC		$62,348	$1,638	$104,621	$11,984
Add:	Depreciation - real estate assets	14,351	12,650	29,146	25,483
	Amortization of intangible assets	1,008	1,141	1,982	2,346
Less:	Gain on disposition of properties	(59,904)	—	(100,870)	(8,796)

Funds from Operations (FFO) (1)		$17,803	$15,429	$34,879	$31,017

Add:	Depreciation - other assets	526	565	1,052	1,089
	Amortization of deferred financing fees	460	570	931	1,064
Less:	Recurring fixed asset additions	(3,201)	(3,326)	(5,046)	(5,211)

Funds Available for Distribution (FAD) (2)		$15,588	$13,238	$31,816	$27,959

Per share:
Funds from Operations - diluted (1)		$0.31	$0.31	$0.60	$0.62
Dividends per share		$0.19	$0.19	$0.38	$0.38
Weighted average shares outstanding - basic		57,475	49,864	57,419	49,749
Weighted average shares outstanding - diluted		57,919	50,583	57,876	50,431

ASSOCIATED ESTATES REALTY CORPORATION SECOND QUARTER 2014 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that other real estate companies may define FFO in a different manner.

(2)
The Company defines FAD as FFO, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets. Unlike FFO, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at (800) 440-2372. For more information, access the Investors section of AssociatedEstates.com.